Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Colleen McCormick, Investor Relations
617.779.7892
cmccormick@amicas.com
AMICAS REPORTS FINANCIAL RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2008
Positive cash flow from operations and an active first quarter 2008 stock repurchase program
Boston, MA, April 30, 2008 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the first quarter ended March 31, 2008.
Q1 Financial Highlights
Revenue: Total revenues for the first quarter of 2008 were $12.8 million compared to $12.4 million for the first quarter of 2007.
Operating Income/Loss: Operating loss for the first quarter of 2008 was $1.2 million compared to an operating loss of $749,000 for the first quarter of 2007.
Net Income/Loss: The Company’s net loss for the first quarter of 2008 was $467,000 or $(0.01) per share compared to net income of $146,000, or $0.00 per share, for the first quarter of 2007.
In the first quarter of 2008, both operating loss and net loss included $433,000 of non-cash stock-based compensation expense and $764,000 of depreciation and amortization. In the first quarter of 2007, operating loss and net loss included $523,000 of non-cash stock-based compensation expense and $775,000 of depreciation and amortization.
Cash and Cash Flow: AMICAS ended the first quarter of 2008 with a cash, cash equivalents, and marketable securities balance of $72.0 million, no long-term debt, and working capital of $66.8 million. AMICAS generated $1.0 million of cash flow from operations in the first quarter of 2008.
Stock Repurchase: During the fourth quarter of 2007, the Board of Directors directed the Company to initiate a $25 million stock repurchase plan. The Company repurchased approximately 1,681,000 shares of its common stock for approximately $4.5 million in the first quarter of 2008. The Company has repurchased approximately 1,982,000 shares for approximately $5.3 million in total under this program. Under a previously authorized stock repurchase plan, during 2006, the Company repurchased 4.5 million shares of its common stock for approximately $15.0 million, the total amount authorized by the AMICAS Board of Directors under the prior plan.
Pro-forma EBITDA: Pro-forma EBIDTA, a non-GAAP financial measure, was $33,000 in the first quarter of 2008 as compared to $549,000 in the first quarter of 2007.
“Pro-forma EBITDA,” refers to net income, adjusted for amortization, depreciation, interest, taxes, and stock compensation expense. A reconciliation of net (loss) income determined under GAAP to pro-forma EBITDA is included below. Management believes that its pro-forma EBITDA measurement, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.
Business Perspective
Dr. Stephen Kahane, president, chief executive officer, and chairman of AMICAS, said, “We have continued to maintain positive cash flow from operations while building our business through significant investments in both innovative research and development programs and important distribution initiatives. We believe that, although practices and imaging businesses are continuing to feel the impact of the Deficit Reduction Act (DRA), more and more are realizing that improved automation can both improve operating efficiency and help with the growth initiatives of the practice and business. As we emphasized last quarter, numerous large radiology groups have made the decision to use AMICAS products as the basis for their automation infrastructure going forward. Over the past six months, AMICAS was able to sign several very sophisticated and informed imaging service providers. We will continue to work hard to help these new partners succeed and to make sure that others follow in their footsteps. Again, as we mentioned last quarter, it is noteworthy that, despite obstacles such as DRA and other reimbursement pressures, these groups made the decision to take their automation support to the next level with industry leading offerings from AMICAS.”
Dr. Kahane went on to say, “Over the past two years, AMICAS has bought back over $20 million of its common stock. AMICAS has no debt and has a very strong recurring revenue base. As we have said before, AMICAS remains committed to being the leading independent image and information management solutions provider in the healthcare industry. We believe that our innovative end-to-end suite of products, our strong and experienced team of professionals, and our dedicated focus on image and information management will help our customers and partners by empowering them to grow, differentiate, and efficiently run their practices and businesses in 2008 and beyond.”
Dr. Kahane added, “AMICAS is continuing 2008 energized, focused, and ready to work relentlessly to reach our goals and objectives and to become the leading independent vendor of choice in the image and information management marketplace.”
Looking Forward
AMICAS continues to expect 2008 revenues to be between $52 million and $54 million, with pro-forma EBITDA expected to be between $1.0 million and $1.5 million, which is consistent with a net loss of approximately ($0.02) per share.
Combining a market where imaging businesses continue to embrace automation as part of the response to the DRA with the combination of new product introductions already in progress, AMICAS expects 2008 bookings growth of between 10 and 20 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support.
Conference Call
AMICAS will host a conference call on Thursday, May 1, at 8:30 a.m. Eastern Time to discuss the Company’s 2008 first fiscal quarter results. Investors and other interested parties may dial in to the call using the toll free number 1-800-862-9098. (Conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 1-800-938-1598 or 402-220-1545 until May 31, 2008.
AMICAS, Vision Series, Vision Reach, RadStream and AMICAS Insight are trademarks or registered trademarks of AMICAS, Inc.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS® Vision Series™ products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight™ Solutions, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise. HIS and RIS mean hospital information system and radiology information system, respectively.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, March 31, 2008 contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$13,067	$8,536
Marketable securities	58,943	67,071
Accounts receivable, net of allowances of $236 and $231, respectively	10,918	10,483
Prepaid expenses and other current assets	3,068	3,600

Total current assets	85,996	89,690

Property and equipment, less accumulated depreciation and amortization of $7,016 and $6,848, respectively	1,322	1,186
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $8,481 and $7,992, respectively	7,519	8,008
Other intangible assets, less accumulated amortization of $1,849 and $1,742, respectively	1,551	1,658
Other assets	586	586

Total Assets	$124,287	$128,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,126	$7,094
Accrued employee compensation and benefits	1,253	1,451
Deferred revenue	10,828	10,375

Total current liabilities	19,207	18,920

Unrecognized tax benefits	1,160	1,275

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,372,862 and 51,296,823 issued, respectively	51	51
Additional paid-in capital	229,670	229,056
Accumulated other comprehensive income	180	60
Accumulated deficit	(98,945)	(98,478)
Treasury stock, at cost, 8,505,320 and 6,824,192 shares	(27,036)	(22,443)

Total stockholders’ equity	103,920	108,246

Total Liabilities and Stockholders’ Equity	$124,287	$128,441

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007

Revenues
Maintenance and services	$9,753	$9,208
Software licenses and system sales	3,035	3,225

Total revenues	12,788	12,433

Costs and expenses
Cost of revenues:
Maintenance and services (a)	4,269	3,992
Software licenses and system sales, including amortization of software costs of $489 and $503, respectively	2,211	1,519
Selling, general, and administrative (b)	5,002	5,377
Research and development (c)	2,195	2,022
Depreciation and amortization	275	272

	13,952	13,182

Operating loss	(1,164)	(749)
Interest income	789	957
Loss on sale of investments	(31)	—

(Loss) income before provision for income taxes	(406)	208
Provision for income taxes	61	62

Net (loss) income	$(467)	$146

(Loss) earnings per share
Basic:	$(0.01)	$0.00

Diluted:	$(0.01)	$0.00

Weighted average number of shares outstanding
Basic	43,628	44,549
Diluted	43,628	45,360
(a)	includes $37,000 and $18,000 in stock-based compensation expense for the three months ended March 31, 2008 and 2007, respectively

(b)	includes $284,000 and $442,000 in stock-based compensation expense for the three months ended March 31, 2008 and 2007, respectively

(c)	includes $112,000 and $63,000 in stock-based compensation expense for the three months ended March 31, 2008 and 2007, respectively

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2008	2007

Operating activities
Net (loss) income	$(467)	$146

Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	275	272
Provisions for bad debts	55	(251)
Amortization of software development costs	489	503
Non-cash stock compensation expense	433	523
Changes in operating assets and liabilities:
Accounts receivable	(489)	604
Computer hardware held for resale, prepaid expenses and other	533	978
Accounts payable and accrued expenses	(167)	19
Deferred revenue including unearned discount	454	(109)
Unrecognized tax benefits	(115)	—

Cash provided by operating activities	1,001	2,685

Investing activities
Purchases of property and equipment	(304)	(88)
Purchase of software	—	(2,300)
Purchases of held-to-maturity securities	(124,084)	(23,392)
Maturities of held-to-maturity securities	113,799	28,076
Purchases of available-for-sale securities	(1,500)	(8,591)
Sales of available-for-sale securities	20,031	3,350

Cash used in investing activities	7,942	(2,945)

Financing activities
Repurchase of common stock	(4,593)	—
Exercise of stock options	181	17

Cash (used in) provided by financing activities	(4,412)	17

Increase (decrease) in cash and cash equivalents	4,531	(243)
Cash and cash equivalents at beginning of period	8,536	7,331

Cash and cash equivalents at end of period	$13,067	$7,088

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$115	$—
Non-cash investing activities:
Unrealized gain on available-for-sale securities	$120	$6

Reconciliation of projected net loss to projected pro-forma EBITDA

	2008 Projected
	Lower	Upper
	Range	Range

Projected net loss	$(1,350)	$(850)
Interest income	3,000	3,000

Operating loss	(4,350)	(3,850)
Non-cash stock compensation expense	1,816	1,816
Depreciation and amortization	1,286	1,286
Amortization of software development costs	2,286	2,286

Projected pro-forma EBITDA	$1,038	$1,538

Reconciliation of net (loss) income to pro-forma EBITDA

	Three Months Ended March 31,
	2008	2007

Net (loss) income	$(467)	$146
Provision for income taxes	(61)	(62)
Interest income	789	957
Loss on sale of investments	(31)	—

Operating loss	(1,164)	(749)
Non-cash stock compensation expense	433	523
Depreciation and amortization	275	272
Amortization of software development costs	489	503

Pro-forma EBITDA	$33	$549